                                                                    Exhibit 99.1

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                            VIVID TECHNOLOGIES, INC.
                                10E COMMERCE WAY
                               WOBURN, MA  01801

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON __________ ___, _____

     The undersigned stockholder of VIVID TECHNOLOGIES, INC., a Delaware corporation (the "Company"), revoking all prior proxies, hereby appoints S. David Ellenbogen and Jay A. Stein, and each of them acting singly, with full power of substitution, as proxies to represent the undersigned at the special meeting of stockholders of the Company to be held at ______________, on ________, ________, at ____ A.M. local time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of common stock, $.01 par value per share, of the Company which the undersigned would be entitled to vote if personally present at said meeting upon the matters set forth in the notice of special meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the special meeting.

    PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL THIS PROXY
                     IMMEDIATELY IN THE ENCLOSED ENVELOPE.

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[X] Please mark your votes as in this example.

1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 4, 1999, among PerkinElmer, Inc., a Massachusetts corporation, Venice Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of PerkinElmer, and Vivid Technologies, Inc., a Delaware corporation, and the Merger, as described in the accompanying Proxy Statement/Prospectus.

          [ ] FOR                [ ] AGAINST             [ ] ABSTAIN

2. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting, including potential adjournments or postponements of the special meeting to solicit additional proxies to approve and adopt the Agreement and Plan of Merger and the Merger.

          [ ] FOR                [ ] AGAINST             [ ] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1 SET FORTH ABOVE.

Mark here for address change and note below.  [ ]

Dated:_______________________ , 1999     ____________________________
                                         Signature(s)

Address:____________________________     ____________________________
                                         Signature(s)
        ____________________________

        ____________________________

Please sign your name exactly as it appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer.